UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2014

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, the board of directors of Roomlinx, Inc., a Nevada corporation (“Roomlinx”), appointed Karen Poppe to the positions of Interim Chief Financial Officer and Interim Chief Principal Accounting Officer of Roomlinx, effective immediately.

Ms. Poppe does not have a family relationship with any current officer or director of Roomlinx, and there is no related party transaction, or any currently proposed related party transaction, involving Roomlinx in which Ms. Poppe or any of her immediate family members had or will have a direct or indirect material interest.

Ms. Poppe, age 57, has 15 years of experience in management accounting, and has served as the interim controller of Roomlinx since June 2014. Prior to joining Roomlinx, from 2012 to 2014, Mr. Poppe was an accounting manager with Mark VII Equipment, Inc., a manufacturer of vehicle washing systems and parts. From 2009 to 2011, Ms. Poppe served as the controller of Mesa Laboratories, Inc., a manufacturer of medical and biological equipment. From 2001 to 2009, Ms. Poppe served as the controller of Qualmark Corporation, a manufacturer of accelerated reliability testing units and parts. Ms. Poppe received a Bachelor of Science degree in Accounting from Regis University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2014	ROOMLINX INC.

By: /s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

2